UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

CHAMBERS STREET PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	001-35933	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Chambers Street Properties (NYSE: CSG) (“Chambers Street” or the “Company”) announced today the preliminary results of its modified “Dutch Auction” tender offer for the purchase of up to $125 million in value of its common shares of beneficial ownership, par value $0.01 per share (the “Common Shares”) from its shareholders, which expired at 5:00 p.m., New York City time, on June 19, 2013. Chambers Street announced that it was pleased to process the full amount of the tender offer as initially contemplated and meet the properly tendered requests submitted by tendering stockholders. Wells Fargo Securities, LLC and Citigroup Global Markets Inc. acted as the dealer managers for the tender offer.

Based on the preliminary count by Computershare Trust Company, N.A., the paying agent and depositary for the tender offer, a total of 76,107,253 Common Shares were properly tendered and not properly withdrawn at or below the final purchase price of $10.10 per share, including 2,066,395 Common Shares that were tendered through notice of guaranteed delivery. Based on this preliminary count, the 76,107,253 Common Shares properly tendered and not properly withdrawn at or below the final purchase price of $10.10 per share represent approximately 30.57% of the Company’s currently issued and outstanding Common Shares.

In accordance with the terms and conditions of the tender offer, and based on the preliminary count by the paying agent and depositary, Chambers Street will accept for purchase 12,376,237 Common Shares properly tendered and not properly withdrawn prior to the expiration of the tender offer at a purchase price of $10.10 per share, for an aggregate cost of approximately $125 million, excluding fees and expenses relating to the tender offer. Based on this preliminary count, the 12,376,237 Common Shares to be accepted for purchase in the tender offer represent approximately 4.97% of Chamber Street’s currently issued and outstanding Common Shares. Based on these preliminary numbers, Chambers Street anticipates that, following settlement of the tender offer, it will have approximately 236,573,214 Common Shares outstanding.

Due to the oversubscription of the tender offer, based on the preliminary count described above, Chambers Street will accept for purchase on a pro rata basis approximately 16.05% of the Common Shares properly tendered and not properly withdrawn at or below the purchase price of $10.10 per Common Share by each tendering stockholder (other than “odd lot” holders, whose Common Shares will be purchased on a priority basis).

The number of Common Shares to be purchased, the purchase price and the proration information are preliminary and subject to change. The preliminary information set forth herein is subject to confirmation by the paying agent and depositary and is based on the assumption that all Common Shares tendered through notice of guaranteed delivery will be delivered within three business days after the date of receipt by the depositary of the notice of guaranteed delivery. The final number of Common Shares to be purchased, the final purchase price and the final proration information will be announced following completion of the confirmation process. Payment for the Common Shares accepted for purchase under the tender offer, and return of all other Common Shares tendered and not purchased, will occur promptly, in accordance with applicable law.

The press release announcing the preliminary results of the tender offer is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated June 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMBERS STREET PROPERTIES

June 20, 2013	By:	/S/ MARTIN A. REID
	Name:	Martin A. Reid
	Title:	Chief Financial Officer